UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2016

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 24, 2016, VEREIT, Inc. (the “Company”) furnished the following documents: (i) a press release relating to its fourth quarter and full year 2015 financial results and related matters, attached hereto as Exhibit 99.1; and (ii) quarterly supplemental information for the fiscal quarter ended December 31, 2015, attached hereto as Exhibit 99.2. The information set forth in this Item 2.02 and in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Set forth below are non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.
Consolidated net loss for the three months and year ended December 31, 2015 was $(192.2) million and $(323.5) million, respectively. Net loss attributable to common stockholders for the three months and year ended December 31, 2015 was $(205.6) million and $(388.7) million, respectively, and net loss attributable to common stockholders per basic and diluted share was $(0.23) and $(0.43), respectively. Consolidated net loss for the three months and year ended December 31, 2014 was $(360.4) million and $(1.01) billion, respectively. Net loss attributable to common stockholders for the three months and year ended December 31, 2014 was $(370.3) million and $(1.08) billion, respectively, and net loss attributable to common stockholders per basic and diluted share $(0.41) and $(1.36), respectively.
In the Company’s press release referred to above, the Company reported Funds From Operations attributable to common stockholders and limited partners (“FFO”) of $4.6 million, or $0.005 per diluted share, for the three months ended December 31, 2015.  FFO was $585.2 million, or $0.63 per diluted share, for the year ended December 31, 2015. For the three months and year ended December 31, 2014, FFO was $(58.8) million and $149.1 million, respectively, and FFO per diluted share was $(0.063) and $0.18, respectively.
In addition, the Company reported Adjusted Funds From Operations attributable to common stockholders and limited partners (“AFFO”) of $183.2 million, or $0.20 per diluted share, for the three months ended December 31, 2015.  AFFO was $782.1 million, or $0.84 per diluted share, for the year ended December 31, 2015. For the three months and year ended December 31, 2014, AFFO was $205.5 million and $750.7 million, respectively, and AFFO per diluted share was $0.22 and $0.90, respectively.
The Company also reported Normalized EBITDA of $286.7 million and $1.21 billion for the three months and year ended December 31, 2015, respectively. Normalized EBITDA for the three months and year ended December 31, 2014 was $336.8 million and $1.17 billion, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued February 24, 2016 relating to Fourth Quarter and Full Year 2015 Financial Results and Related Matters
99.2	Quarterly Supplemental Information for the Quarter Ended December 31, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Date: February 23, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued February 24, 2016 relating to Fourth Quarter and Full Year 2015 Financial Results and Related Matters
99.2	Quarterly Supplemental Information for the Quarter Ended December 31, 2015